Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. Box 188
Tontitown, AR 72770
Robert W. Weaver
(479) 361-9111

                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE FOURTH QUARTER
                             ENDED DECEMBER 31, 2002

Tontitown, Arkansas, March 13, 2003 P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today reported net income of $16,593,007 or diluted earnings per share of $1.55 ($1.56 basic) for the year ended December 31, 2002, versus net income $10,071,155 or diluted and basic earnings per share of $1.18 for the year ended December 31, 2001. Revenues were $264,011,924 in 2002 compared to 2001 revenues of $225,793,731.

The Company reported fourth quarter 2002 net income of $3,995,940 or diluted and basic earnings per share of $.35 compared to fourth quarter 2001 net income of $2,545,533 or diluted and basic earnings per share of $.30. Revenues for the fourth quarter of 2002 were $64,823,623 compared to $56,263,734 in the same quarter of 2001.

Operating income for the year ended December 31, 2002 was $29,640,070, a 39.4% increase over prior year operating income of $21,268,980. Fourth quarter 2002 operating income increased 30.1% to $6,926,689 as compared to operating income of $5,293,123 in the same period in 2001.

The Company's operating ratios for the twelve and three months ended December 31, 2002 were 88.8% and 89.3%, respectively, as compared to 90.6% for both the twelve and three month periods ended December 31, 2001.

Robert W. Weaver, President of the Company, commented, "I am pleased with both the Company's performance for the fourth quarter and for the entire year. We've enjoyed a number of successes this year as reflected by the results presented above. While its been a difficult year for the industry, our top and bottom line growth is attributable to the dedication and hard work shown by our employees. We are fortunate to have that kind of staff to meet the opportunities and challenges in 2003."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Friday, March 14, 2003 at 1:00 p.m. CST (Please note that, since the call will begin promptly at 1:00 p.m., you will need to join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference telephonically by dialing (800) 915-4836. Please ask to be joined to the P.A.M. Transportation Services Fourth Quarter and Year End Earnings Release Conference call. An audio replay of the conference call will be posted on the company's web site after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need a PC that is internet enabled and have Real Player software and an internet browser such as Netscape or Microsoft Internet Explorer.

P.A.M. Transportation Services, Inc., is a leading truckload dry van carrier transporting general commodities throughout the continental United States as well as in the Canadian provinces of Ontario and Quebec. The company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)

                                     Quarter ended December 31,        Year ended December 31,
                                         2002           2001            2002           2001
                                         ----           ----            ----           ----
Operating revenues                   $64,823,623    $56,263,734     $264,011,924   $225,793,731
                                     -----------    -----------     ------------   ------------
Operating  expenses:
 Salaries, wages and benefits         27,765,769     25,394,196      115,431,917    100,358,926
 Operating supplies                   12,644,176      9,971,369       51,160,998     43,288,714
 Rent/ purchased transportation        2,195,649      2,092,607        9,780,132     10,526,094
 Depreciation/amortization             7,039,036      5,311,105       24,715,074     20,299,905
 Operating taxes and licenses          3,266,448      3,057,046       13,466,645     11,935,520
 Insurance and claims                  3,281,478      2,713,604       12,786,406     10,202,383
 Communications and utilities            580,196        649,466        2,283,738      2,319,843
 Other                                 1,092,364      1,086,176        4,619,562      4,707,109
 Loss on disposition of equipment         31,818        695,042          127,382        886,257
                                     -----------    -----------     ------------   ------------
Total operating expenses              57,896,934     50,970,611      234,371,854    204,524,751

Operating income                       6,926,689      5,293,123       29,640,070     21,268,980

Other  income/(expense):
 Interest expense                       (266,585)    (1,022,094)      (1,984,854)    (4,477,091)
                                     -----------    -----------     ------------   ------------
Total other income/(expense)            (266,585)    (1,022,094)      (1,984,854)    (4,477,091)
                                     -----------    -----------     ------------   ------------
Income before income taxes             6,660,104      4,271,029       27,655,216     16,791,889
Provision for income taxes             2,664,164      1,725,496       11,062,209      6,720,734
                                     -----------    -----------     ------------   ------------
Net income                           $ 3,995,940    $ 2,545,533     $ 16,593,007   $ 10,071,155
                                     ===========    ===========     ============   ============
Diluted earnings per share              $0.35          $0.30            $1.55          $1.18
                                     ===========    ===========     ============   ============
Average shares o/s - Diluted          11,307,750      8,617,031       10,714,677      8,549,915
                                     ===========    ===========     ============   ============

                                     Quarter ended December 31,        Year ended December 31,
All Operations                           2002           2001            2002           2001
--------------                           ----           ----            ----           ----
Total miles                           58,425,393     50,954,605      238,256,383    204,302,831
Empty miles factor                         3.55%          6.40%            4.00%          5.52%
Revenue per loaded mile                    $1.15          $1.18            $1.15          $1.17
Total loads                               76,844         67,489          315,390        265,644
Revenue per truck per work day              $633           $587             $621           $591
Average company trucks                     1,636          1,498            1,605          1,427
Average owner operator trucks                128            124              137            126



                                     Quarter ended December 31,        Year ended December 31,
Brokerage Operations                     2002           2001            2002           2001
--------------------                     ----           ----            ----           ----
Total revenue                          2,301,186      2,297,400       10,472,055     11,352,564
Revenue per loaded mile                    $1.08          $1.14            $1.09          $1.14


                                      Year ended December 31,
Selected Balance Sheet Data              2002           2001
---------------------------              ----           ----
Cash and cash equivalents           $ 30,765,901    $   895,944
Total debt                          $ 21,191,404    $64,715,021
Total shareholders equity           $144,451,805    $72,596,800
